SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Peerless Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 21, 2004

To our Stockholders:

     Fiscal 2004 was a pivotal year for Peerless Systems Corporation. Marked by investment in our technology and products, we successfully furthered our position as a pioneer in imaging and network technologies, we strengthened our distribution channels and OEM partner relationships and we made significant progress in the advancement of our overall business strategy. While our customers continued their push into the color equipment market, we maintained our aggressive effort to launch new imaging and control technologies designed to add functionality and simplicity to these emerging product lines.

     Growing demand for color performance within the office environment has created an important opportunity for original equipment manufacturers (OEMs). It also has created an extremely competitive environment, with OEMs scrambling to release new products that address the changing demands of their traditional monochrome customers. We believe our new Sierra technology suite, which was established to accelerate OEMs’ product development cycles and improve equipment performance, will represent a critical, long-term development tool for many of our customers.

     Key highlights during fiscal 2004 included:

•	Shipment of the first of EverestTM MFP evaluation units at the request of two major potential customers, which represented one of the final steps in the commercial launch of Peerless’ advanced new controller with Sierra technology.

•	Development of our strategic channel distribution relationships.

•	The launch of our Partner to Develop program, which is strengthening our OEM and channel relationships by allowing for the joint development of new products and solutions.

•	An extension of the length and breadth of our partnership with Adobe Systems Incorporated.

•	The signing of a key development agreement with Legend Limited, a wholly owned subsidiary of one of China’s leading IT providers, Legend Group Limited.

     Although we remain confident in the technology and market opportunity, converting the potential of our new products and technologies into firm orders has taken longer than anticipated. While we cannot guarantee the success of our current initiatives, we are very encouraged by recent developments that indicate our target market is paying close attention to what we have to offer. As we look forward, we are excited by the opportunities and challenges that face Peerless Systems in fiscal 2005.

     You will note we have continued to operate with a very strong motivation for good corporate governance. We have closely followed the guidelines and requirements concerning independent directors while maintaining significant transparency regarding the risks and uncertainties facing the Company.

     You are invited to attend the 2004 Annual Meeting of Stockholders of Peerless Systems Corporation to be held at our corporate headquarters on Thursday, June 24, 2004, at 2:00 p.m. Pacific Daylight Time. We look forward to seeing you there.

     Thank you for your continued support, and I look forward to updating you on forthcoming developments during fiscal 2005.

Best regards,

Howard Nellor
President and CEO
Peerless Systems Corporation

2004 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PEERLESS SYSTEMS CORPORATION

2381 Rosecrans Avenue
El Segundo, CA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2004

Dear Stockholder:

      You are invited to attend the Annual Meeting of Stockholders of Peerless Systems Corporation (the “Annual Meeting”), a Delaware corporation (the “Company”), which will be held on June 24, 2004, at 2:00 p.m. Pacific Daylight Time at the Company’s headquarters located at 2381 Rosecrans Avenue, El Segundo, California, 90245 for the following purposes:

      1. To elect four directors to serve for the ensuing year and until their successors are elected.

      2. To ratify the selection of Ernst & Young LLP as independent auditor of the Company for its fiscal year ending January 31, 2005.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors of the Company has fixed the close of business on May 7, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Accompanying this Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders is a copy of the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”). You may also obtain an electronic version of our Annual Report on Form 10-K from the Securities and Exchange Commission’s website located at www.sec.gov or from our website located at www.peerless.com.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed. You can also vote your shares over the Internet or by telephone. Voting instructions for Internet and telephone voting are printed on the proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

Denis W. Retoske
Vice President, General Counsel and Secretary

El Segundo, California

May 21, 2004

PEERLESS SYSTEMS CORPORATION

2381 Rosecrans Avenue
El Segundo, CA 90245

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 24, 2004

SOLICITATION OF PROXIES

      The enclosed proxy is solicited on behalf of our Board of Directors (the “Board of Directors”) for the Company’s Annual Meeting to be held on Thursday, June 24, 2004 at 2:00 p.m. Pacific Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at the Company’s headquarters located at 2381 Rosecrans Avenue, El Segundo, California 90245. Directions and a map to the Company’s headquarters can be found at our website located at www.peerless.com. The Company intends to mail this proxy statement and the accompanying proxy card, and our Annual Report on Form 10-K on or about May 21, 2004 to all stockholders entitled to vote at the Annual Meeting. You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website.

      All shares of our Common Stock that are entitled to vote and that are represented at the Annual Meeting by properly executed proxies received at or prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	The election of the four nominees listed in the proxy to serve on our Board of Directors; and

•	The ratification of our selection of Ernst & Young LLP as our independent auditor for the fiscal year ending January 31, 2005.

      If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

      The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. The Company has retained MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus reimbursement of reasonable expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

Voting Electronically via the Internet or by Telephone

      Stockholders also have the choice of voting over the Internet or using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 10:00 a.m. Pacific Daylight Time the morning before the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate you as a stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the enclosed paper proxy card in the self-addressed postage paid envelope provided.

      If you vote via the Internet or telephone, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that you must bear these costs. If you vote by Internet or telephone, you need not return a proxy card by mail.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, at or before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or

•	duly executing a proxy with a later date and delivering it to our Secretary before the voting at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

      Please note that if a broker, bank or other nominee is the record holder of your shares and you decide to attend and vote at the Annual Meeting, your in person vote at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

      Any written notice of revocation or subsequent proxy should be sent to Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245, Attention: Secretary, or hand delivered to our Secretary at or before the voting at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only stockholders of record as of the close of business on May 7, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 7, 2004, the Company had 15,834,421 shares of Common Stock (exclusive of 150,000 shares of Common Stock held in treasury) issued and outstanding and 140 holders of record. Each holder of record of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      The Company’s Bylaws (the “Bylaws”) provide that a majority of all of the shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Shares of our Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.

      For the election of the nominees to the Board of Directors, the four nominees receiving the highest vote totals will be elected. Accordingly, abstentions will not affect the outcome of the election of the nominees to the Board of Directors. The election of directors is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

      The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify selection of Ernst & Young LLP as independent auditor for the fiscal year ending January 31, 2005. Abstentions will have the same effect as a vote against this proposal. The ratification of Ernst & Young LLP is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

      The Board of Directors recommends you vote “FOR”:

•	The election of the four nominees to our Board of Directors; and

•	The ratification of our selection of Ernst & Young LLP as our independent auditor.

      In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the meeting, and for 10 days prior to the Annual Meeting at our corporate headquarters located at 2381 Rosecrans Avenue, El Segundo, CA 90245, between the hours of 9 a.m. and 4 p.m. local time.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      Our Nominating Committee has nominated four nominees for the four positions presently authorized for the Board of Directors in accordance with the Company’s Certificate of Incorporation and Bylaws. The nominees include four current directors. Other than Thomas G. Rotherham, each of the nominees was elected by the stockholders to his present term. Mr. Rotherham was recommended to the Nominating and Corporate Governance Committee as a candidate for a directorship by one of the Company’s consultants, who did not receive any compensation for such recommendation. The Nominating and Corporate Governance Committee commenced a thorough review of the qualifications and independence of Mr. Rotherham and recommended his nomination to the full Board of Directors. The Board of Directors appointed Mr. Rotherham as a director on May 10, 2004 to replace Robert L. North, who resigned from Board of Director service on May 10, 2004. Peerless extends its thanks to Mr. North for his diligent service as a member of the Board of Directors since before the Company’s initial public offering in 1996. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director’s death, resignation or removal.

      The names and certain information concerning the persons nominated by the Nominating and Corporate Governance Committee of the Board of Directors to serve as directors at the Annual Meeting are set forth below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the nominees named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Nominating and Corporate Governance Committee. The following information regarding the nominees, each of whom is currently a director, is relevant to your consideration of the slate proposed by the Nominating and Corporate Governance Committee.

Director Nominees

      The names of the nominees and certain information about them as of May 10, 2004 are set forth below:

		Principal Occupation/
Name	Age	Position Held with the Company

Robert G. Barrett	59	Director
Louis C. Cole	60	Director
Howard J. Nellor	65	Director, President and Chief Executive Officer
Thomas G. Rotherham	54	Director

      Robert G. Barrett has served the Company as a director since March 1991. Mr. Barrett has been a general partner of Financial Technology Ventures, a venture capital fund specializing in financial technologies, since 2002. Prior to joining Financial Technology Ventures, he was a founder and a managing partner of Battery Ventures, Inc., a venture capital fund specializing in communication and software investment. Presently, Mr. Barrett serves as a director of Brooktrout Technology, Inc., an electronic components manufacturer and Nasdaq listed company, Corillian Corporation, a financial services software company also listed on Nasdaq, and several privately held high technology companies. Mr. Barrett received an A.B. in History and an M.B.A. from Harvard University.

      Louis C. Cole has served the Company as a director since June 2001. From July 1989 until his retirement in May 2001, Mr. Cole served as President, Chief Executive Officer and Chairman of the Board of Legato Systems, Inc., an enterprise storage management software company listed on Nasdaq. During this twelve-year period, he saw the company through its initial public offering and was responsible for the growth of its annual revenue to $251.1 million. Prior to joining Legato, Mr. Cole was a founder of Combinet, Inc., a pioneer in the development of ISDN solutions that was acquired by Cisco Systems in 1995. Before founding Combinet, Mr. Cole served as Executive Vice President of Novell, Inc., with responsibility for all operations divisions. Prior to joining Novell, Inc., Mr. Cole was President of CXI, Inc., which was acquired by Novell in 1987. Before serving at CXI, Mr. Cole spent five years with National Advanced Systems as Vice President of Corporate Services, and eight years at Fairchild Camera and Instrument in a variety of Information Services management positions. He served on the board of directors of Rogue Wave Software, Inc., a publicly-traded company, until its acquisition by Quovadx, Inc. in December 2003. He currently serves on the board of directors for several privately held companies. Mr. Cole holds a B.S. in Mathematics and Education from Edinboro University of Pennsylvania.

      Howard J. Nellor has served the Company as a director and as our President and Chief Executive Officer since November 2000. From April 2000 through October 2000, Mr. Nellor served the Company as our interim President and Chief Executive Officer. From 1997 to April 2000, Mr. Nellor was a consultant to the Company, during which time he focused on business process re-engineering and software product development. Mr. Nellor has 42 years of experience in the development of high technology products. He has held numerous management positions over the course of his career. From 1987 to April 2000, Mr. Nellor managed his own consulting company and, during the 13 years of consulting, he worked with clients primarily to assist in the management of crisis and turnaround situations. These consulting assignments were in high technology fields and included software, robotics, hardware, systems engineering, executive management training and development, customer service, and general accounting. Mr. Nellor’s assignments frequently required the stabilization of corporate performance in companies undergoing management changes. He also has extensive education and training in organizational development. Mr. Nellor’s experience includes over 20 years with TRW, Inc., including communication satellite program management and many internal technical management positions. He holds a B.S. in Engineering from the University of Nebraska and an M.B.A. from Pepperdine University.

      Thomas G. Rotherham has served as a director since May 2004 and is a Certified Public Accountant. He retired as Chief Executive Officer and President of RSM McGladrey, Inc., a business services firm offering mid-sized companies business and tax consulting, wealth management, retirement resources, payroll services and corporate finance resources, in July, 2003, a position he had held since April 2000. From 1997 to April 2000, Mr. Rotherham served as Chief Operating Officer of McGladrey & Pullen, LLP (M&P), a leading national CPA firm, and as a member of the office of the managing partner of M&P. Mr. Rotherham has also served as Chairman of the RSM Executive Management Committee and a Board Member of RSM International, the sixth largest worldwide accounting and consulting organization. Mr. Rotherham was an inaugural member of the Financial Accounting Standard Board’s Emerging Issues Task Force, a member of the American Institute of Certified Public Accountants (AICPA) SEC Regulations Committee and a member of the AICPA SEC Practice Section Executive Committee. Mr. Rotherham was the SEC Coordinator for M&P for eight years and was a member of the RSM International Professional Standards Committee. He has served as head of M&P’s national audit and accounting practice. Mr. Rotherham is also a director of Accredo Health, Incorporated, a provider of contract pharmacy and treatment services for certain chronic diseases and a Nasdaq listed company, and the director of two privately held companies.

Composition of the Board of Directors

      All directors are elected by the holders of our Common Stock. Members of the Board of Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. There are no family relationships among the directors and officers and no director has any understanding between him and any other persons(s) pursuant to which such director was elected.

      Our Board of Directors has determined that each of Messrs. Barrett, Cole and Rotherham is independent as defined under applicable Nasdaq listing standards and our Bylaws. Since the annual meeting held for the Company’s fiscal year 2002, a majority of the Company’s directors have been independent. Our Bylaws require that the Company have a majority of independent directors — subject to certain hardship exceptions. The Board also determined that each member of the Audit, Nominating and Compensation Committee is “independent” as required by the applicable Nasdaq listing standards. The Board determined that Mr. Nellor is not independent pursuant to the applicable listing standards due to his employment as our President and Chief Executive Officer.

Board of Directors Committees and Meetings

      During the fiscal year ended January 31, 2004, the Board of Directors held four meetings and acted by written consent on eight occasions. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A copy of the charter for each of these committees can be found at our website, www.peerless.com. During the fiscal year ended January 31, 2004, each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a director or committee member, respectively; except that Mr. Cole attended 50% of the Board of Directors meetings and 50% of the Audit Committee meetings and Mr. North (who resigned as a director in May 2004) did not attend the one meeting of the Nominating and Corporate Governance Committee. None of the current directors attended the 2003 annual meeting of the stockholders. In March 2004, the Board of Directors approved a policy that the Company expects that directors will make every effort to attend the annual stockholders’ meetings subject to their respective business and personal obligations.

      Audit Committee. The Audit Committee consists of Messrs. Rotherham (Chairman), Barrett and Cole, each of whom meets the independence and other requirements of the applicable Nasdaq listing standards, SEC rules, and our Bylaws. Mr. Rotherham replaced Mr. North as the Chairman of the Audit Committee in May 2004. Additionally, the Board of Directors has determined that Mr. Rotherham meets the definition of an audit committee financial expert, as set forth in Item 401(h)(2) of SEC Regulation S-K. During the fiscal year ended January 31, 2004, the Audit Committee held four meetings and acted by written consent on two occasions. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors in June 2003, a copy of which is attached hereto as Annex A. In accordance with its current charter, the Committee’s responsibilities currently include direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor, as well as:

•	reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel.

•	meeting with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed in the audit and the staffing of the audit.

•	reviewing and discussing with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	reviewing and discussing the annual audited financial statements with management and the independent auditor.

•	reviewing with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters.

•	discussing with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

•	discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

•	recommending to the Board that the audited financial statements be included in the Company’s Annual Report.

•	discussing with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

•	reviewing and approving, if determined, all related party transactions.

•	discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

•	discussing with the Company’s General Counsel or outside counsel any legal matters brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

•	discussing with management the Company’s policies with respect to risk assessment and risk management.

•	setting clear hiring policies for employees or former employees of the Company’s independent auditor.

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	providing the Company with the Audit Committee Report for inclusion in each of the Company’s annual proxy statements.

•	performing an annual evaluation of the performance of the Committee.

      Compensation Committee. The Compensation Committee also consists of Messrs. Barrett (Chairman), Cole and Rotherham. Mr. Rotherham replaced Mr. North as a member of the Compensation Committee in

May 2004. The responsibilities of the Compensation Committee include oversight, development and administration of the total compensation program for executive officers and other key employees, and oversight of the Company’s incentive and equity plans and other employee benefit plans. The Compensation Committee has sole power to determine the compensation of our Chief Executive Officer and is charged with determining the compensation of all other executive officers of the Company. During the fiscal year ended January 31, 2004, the Compensation Committee held seven meetings and acted by written consent on three occasions.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which also consists of Messrs. Cole (Chairman), Barrett and Rotherham, develops the policy on the size of the Board of Directors, reviews potential candidates for Board of Directors membership and exclusively makes nominations for persons to serve on the Board of Directors. It is also charged with developing and recommending appropriate corporate governance standards and evaluating the effectiveness of the Board of Directors. During the fiscal year 2004, the Nominating and Corporate Governance Committee held one meeting. Mr. Rotherham replaced Mr. North as a member of the Nominating and Corporate Governance Committee in May 2004. The Committee will consider as potential director nominees candidates recommended by various sources, including the Chief Executive Officer, any member of the Board of Directors or any qualifying stockholder of the Company. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. The Committee then seeks to identify potential director nominees. The Nominating and Corporate Governance Committee may seek input from members of the Board of Directors and senior management in connection with this search as well as hire a search firm if deemed appropriate by the Nominating and Corporate Governance Committee. Potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing Nominating and Corporate Governance Committee member will then make an initial determination in his or her own independent business judgment as to the qualification and fit of such director candidate(s) based on the criteria set forth below. If the reviewing Nominating and Corporate Governance Committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s) (the full Nominating and Corporate Governance Committee may, in its discretion, conduct interviews as schedules permit). If a nominee is approved by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will seek Board of Director approval of the director candidate(s).

      The Nominating and Corporate Governance Committee will meet to consider and approve final director candidate(s).

      The Board of Directors does not have any specific minimum qualifications for Nominating and Corporate Governance Committee recommended nominees to the Board of Directors; however, the factors to be considered in recommending candidates for Board of Directors membership include, but are not limited to:

•	The candidate’s ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company.

•	The candidate’s personal and professional integrity, ethics and values.

•	The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company.

•	The candidate’s experience in the Company’s industry and with relevant social policy concerns.

•	The candidate’s experience as a board member of another publicly held company.

•	Whether the candidate would be “independent” under applicable standards.

•	Whether the candidate has practical and mature business judgment.

•	The candidate’s academic expertise in an area of the Company’s operations.

      The Nominating and Corporate Governance Committee will consider suggestions for nominees for directorships from stockholders who have held a minimum of 1% of the Company’s outstanding voting securities for at least one year upon submission in writing to the Secretary of the Company the names of such nominees in accordance with the Company’s Bylaws and the procedures described below. Stockholder nominations will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee. The procedure for stockholders to submit their director candidate recommendations is as follows. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must submit proof of Company stockholdings. All communications are to be directed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245. Recommendations received after 120 days prior to the mailing of proxy will likely not be considered timely for consideration at that year’s annual meeting.

Stockholder Communications with the Board of Directors

      Stockholders may communicate with our non-management Board of Directors members by written mail addressed to the Chairman of the Nominating and Corporate Governance Committee, care of Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245. Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications. The Secretary will forward all communications to the Chairman of the Nominating and Corporate Governance Committee.

Director Compensation

      Each non-employee director of the Company receives $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. In lieu of the $500 payment for each Audit Committee meeting attended, the Chairman of the Audit Committee receives an annual retainer of $15,000 for his Audit Committee service. All directors are reimbursed for expenses incurred in connection with service on the Board of Directors and committees.

      Pursuant to our 1996 Equity Incentive Plan, each non-employee director automatically receives options to purchase 26,666 shares of our Common Stock in connection with his initial election to the Board of Directors and automatically receives options to purchase 3,333 shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected. Options for non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and  1/48th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to fair market value on the date of grant. For the fiscal year ended January 31, 2004, each of Messrs. Barrett and Cole was granted options to purchase 3,333 shares of Common Stock with an exercise price of $2.40 per share on June 19, 2003.

Vote Required

      The four nominees receiving the highest vote totals will be elected. The election of directors is a matter on which a broker or other nominee has discretionary voting authority.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE NOMINEES.

PROPOSAL NO. 2:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

      The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 31, 2005 and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been engaged as our independent auditor since September 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the independent auditor is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

      The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 31, 2005. Abstentions will have the same effect as a vote against this proposal. The ratification of Ernst & Young LLP is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE COMPANY’S FISCAL YEAR ENDING JANUARY 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our Common Stock as of May 7, 2004 by: (i) each director (each of whom is a nominee); (ii) each of the Named Executive Officers (as defined in the Summary Compensation Table, below); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock. The business address of each of the Company’s directors and named executive officers is the Company’s address unless otherwise stated in the table below.

		Outstanding
		Options
		Exercisable
	Shares of	Within	Percent of
Name and Address of Beneficial Owner	Common Stock	60 Days	Total

Directors and Named Executive Officers
Robert G. Barrett	103,691	48,330	*
Louis C. Cole	0	29,736	*
William R. Neil	31,291	216,687	1.5%
Howard J. Nellor	116,935	309,000	2.6%
Eric D. Random	2,469	161,423	1.0%
Denis W. Retoske	68	165,688	1.0%
Steve J. Robinson	0	22,500	*
Thomas G. Rotherham(1)	0	0	*
All directors and executive officers as a group (10 persons)(2)	272,842	1,262,964	9.0%
5% Beneficial Holders
State of Wisconsin Investment Board(3)	1,915,000	0	12.1%
P.O. Box 7842
Madison, WI 53707
Marathon Capital Management(4)	1,259,900	0	8.0%
P.O. Box 771
Hunt Valley, MD 21030

*	Represents beneficial ownership of less than one percent.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,834,421 shares of Common Stock outstanding on May 7, 2004, adjusted as required by rules promulgated by the SEC.

(1)	Mr. Rotherham was appointed to the Board of Directors on May 10, 2004.

(2)	Does not include shares of Common Stock held by Ronald J. Davis, who ceased employment with the Company on May 20, 2003.

(3)	Based upon a Schedule 13G/A filed February 11, 2004 with the SEC by the State of Wisconsin Investment Board.

(4)	Based upon a Schedule 13G/A filed January 12, 2004 with the SEC by Marathon Capital. Marathon Capital is an Investment Advisor and holds sole voting power with regards to 222,320 shares and has sole dispositive power with regards to all 1,259,900 shares.

EXECUTIVE OFFICERS

      The following table sets forth information with respect to the Company’s executive officers as of May 7, 2004.

Name	Age	Position

Howard J. Nellor	65	Director, President and Chief Executive Officer
William R. Neil	53	Vice President, Finance and Chief Financial Officer
Denis W. Retoske	64	Vice President, General Counsel and Secretary
Steve J. Robinson	45	Vice President, Marketing and Sales
Eric Random	55	Vice President, Engineering
Alan D. Curtis	44	Vice President, New Product Development and Chief Technology Officer
Cary A. Kimmel	60	Vice President, Business Development

      Mr. Nellor is a nominee for director. See “Election of Directors — Director Nominees” for a discussion of his business experience. No officer has any arrangement or understanding with any other person(s) pursuant to which he was selected as an officer. The biographies below contain the term that each Named Executive Officer has served in such capacity.

      William R. Neil has served as Chief Financial Officer and Vice President of Finance of Peerless since August 2000. In this capacity, he oversees and directs all financial planning, reporting, accounting and audit activities. He also manages the Manufacturing, Information Technology and Human Resources departments. From February 1998 to July 2000, Mr. Neil served as Corporate Controller of Peerless. From September 1996 through July 1997, Mr. Neil served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd., a provider of non-radioactive diagnostic products and laboratory analysis for studying the effects of experimental drugs and surgical procedures on regional blood flow. Prior to that time, he served as Senior Vice President and Chief Financial Officer for Perceptronics, Inc., a developer of training and simulation devices, artificial intelligence command and control programs for the Department of Defense, and Vice President and Chief Financial Officer for Clifford Electronics, Inc., a manufacturer and distributor of auto alarm systems. Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co. Mr. Neil received a B.S. from California State University, Northridge.

      Denis W. Retoske has served as Vice President, General Counsel and Secretary of Peerless since August 2000. In this capacity, Mr. Retoske is responsible for corporate governance and intellectual property matters, outside licensing and contracting activities, advising on all legal matters and overseeing the work of outside legal counsel. From joining Peerless in January 1998 until August 1999, Mr. Retoske served as Contracts Manager for the Company, and from August 1999 until August 2000, Mr. Retoske served as the Company’s Director of Legal Affairs. Prior to joining Peerless, Mr. Retoske managed his own law firm for sixteen years representing public and private companies and individuals in the high technology and health care services industries. His career also includes twelve years with Xerox Corporation in a variety of financial positions in research, development and engineering in Rochester, NY and the Electronics Division in El Segundo, CA, one year on the Corporate Finance Staff of Chrysler Corporation and five years active duty as an officer in the United States Marine Corps. Mr. Retoske holds a B.B.A. from the University of Notre Dame, an M.B.A. from the Wharton School of Finance of the University of Pennsylvania and a J.D. from Western State University College of Law. He is licensed to practice law in the State of California and the District of Columbia. He is admitted to practice before all Federal District Courts in California and Arizona.

      Steve J. Robinson has served as Vice President of Marketing and Sales since May 2003. He served as Vice President of Marketing from September 2002 until May 2003, when he assumed his current position. In his present capacity, Mr. Robinson is responsible for all marketing and sales initiatives and positioning the Company in new market and technology sectors. Prior to joining Peerless in September 2002, Mr. Robinson was vice president of product planning at Sharp Electronics Corporation, the United States sales and marketing arm of Japanese appliance and electronic components maker Sharp Corporation, for approximately two and a half years. Prior to joining Sharp in January 2000, Mr. Robinson was the worldwide sales and marketing operations director for Xerox Corporation for approximately three years. Mr. Robinson also held senior management positions at Xerox Europe and Rank Xerox from 1992 to 1997. Mr. Robinson majored in marketing while attending South London College.

      Eric Random has served as Vice President, Engineering since June 2001. In this capacity, he is responsible for all engineering activity at Peerless both at our headquarters in El Segundo, CA and our Kent, WA facility, Peerless Systems Imaging Products, Inc. (PSIP). From August 2000 to June 2001, Mr. Random served as Vice President, Special Projects, and he oversaw the integration of PSIP with Peerless Systems Corporation in connection with the acquisition of PSIP. From April 1999 to August 2000, Mr. Random served as a Senior Architect and member of the Peerless Core Technology group, responsible for formulating new technology direction. From July 1996 to April 1999, he spearheaded the development of the PeerlessPage color imaging architecture. He has a broad background in software development, including operating systems, computer languages and user interface. Mr. Random has been with Peerless since 1992 and holds a B.A. from Yale University.

      Alan D. Curtis has served as Chief Technology Officer since February 2000. In this capacity, Mr. Curtis leads the Company’s new technology development efforts in the areas of high performance color imaging, system architectures supporting embedded controller technologies, and software applications supporting printing and document workflows. In his role since June 2002 as Vice President of New Product Development, Mr. Curtis is also responsible for directing the deployment of Peerless’ new technologies. Prior to his role in new product development, Mr. Curtis served as Vice President of Technology and Architecture from February 2000 to June 2002, and Vice President of Product Development from October 1999 to February 2000. From November 1997 to October 1999, Mr. Curtis served as Director of Corporate Development. Earlier roles at Peerless include Senior Project Manager, North America, Manager of Software Development, and Senior Software Engineer. Before joining Peerless in 1992, Mr. Curtis worked for Xerox, Accenture (formerly Andersen Consulting), and two start-ups developing software for the entertainment field. Mr. Curtis holds an M.S. in Computer Science from the University of Wisconsin, Madison and a B.A. from UCLA.

      Cary A. Kimmel has served as Vice President of Business Development since October 2001. In this capacity, Mr. Kimmel is responsible for contractual relationships with the Company’s customers and strategic partners, tactical pricing and license management. Since April 2001, Mr. Kimmel has represented Peerless as a board member of Peerless KK Company in Tokyo, Japan. Mr. Kimmel joined the Company in June 1995 and held the position of Director of Business Development from June 1995 to February 2001 and Senior Director Business Development from February 2001 to October 2001. Immediately prior to joining the Company in June 1995, Mr. Kimmel was with Xerox Corporation for twenty-six years and held positions in Product and Project Planning, Finance and Business Development.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

      The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities for the fiscal years indicated for each of the following persons (the “Named Executive Officers”):

•	our chief executive officer;

•	the next four of our most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of January 31, 2004 whose annual salary and bonus exceeded $100,000; and

•	one individual for whom disclosure would have been provided pursuant to Item 402 of Regulation S-K of the Securities Act but for the fact that the individual was not serving as one of our executive officers at January 31, 2004.

				Long-Term
				Compensation
		Annual Compensation(1)		Awards/
				Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(2)

Howard J. Nellor(3)	2004	$270,000	$0	0	$2,000
President, Chief Executive Officer	2003	275,769	127,500	30,000	2,000
and Director	2002	295,385	85,740	100,000	0
William R. Neil(4)	2004	180,000	0	0	2,519
Vice President, Finance and Chief	2003	183,846	63,750	20,000	0
Financial Officer	2002	198,077	53,925	100,000	0
Denis W. Retoske(5)	2004	157,500	0	0	2,000
Vice President, General Counsel	2003	160,865	63,750	17,500	2,236
and Secretary	2002	173,007	48,900	50,000	2,096
Steve J. Robinson(6)	2004	241,495	0	0	2,000
Vice President, Marketing and Sales	2003	60,577	13,333	50,000	39,501
Eric Random(7)	2004	158,092	0	25,000	1,652
Vice President, Engineering	2003	147,077	42,500	16,000	2,330
	2002	159,231	42,650	50,000	2,055
Ronald J. Davis(8)	2004	178,136	0	25,000	81,598
Vice President, Sales	2003	407,847	0	17,500	2,094
	2002	317,487	39,458	75,000	2,046

(1)	In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of the salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus described in this table.

(2)	Represents Company matching contributions under the 401(k) Plan, a relocation reimbursement of $39,201 paid to Mr. Robinson in fiscal 2003, and a severance payment of $79,961 paid to Mr. Davis in fiscal 2004.

(3)	Bonuses include $48,240 paid in fiscal 2002 as a retention bonus.

(4)	Bonuses include $35,175 paid in fiscal 2002 as a retention bonus.

(5)	Bonuses include $30,150 paid in fiscal 2002 as a retention bonus.

(6)	Mr. Robinson became an executive officer on September 30, 2002. His salary for fiscal 2003 is based upon his salary from October 1, 2002 until January 31, 2003. Mr. Robinson received a relocation reimbursement of $39,201 in fiscal 2003. In fiscal 2004, $59,800 of his salary took the form of commissions.

(7)	Bonuses include $30,150 paid in fiscal 2002 as a retention bonus.

(8)	Mr. Davis ceased employment with the Company on May 20, 2003. For fiscal 2004, Mr. Davis received $69,779 in salary, $108,357 in commissions, and $79,961 in severance.

Stock Option Grants and Exercises

      Option/SAR Grants in Fiscal 2004. The following table summarizes the stock options granted under the Incentive Plan to the Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	Percentage of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(3)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal 2004(1)	(per share)	Date(2)	5%	10%

Howard J. Nellor	0	0%	$ NA	NA	$0	$0
William R. Neil	0	0	NA	NA	0	0
Denis W. Retoske	0	0	NA	NA	0	0
Steve J. Robinson	0	0	NA	NA	0	0
Eric Random	25,000	10.46	2.10	3/17/2013	33,017	83,671
Ronald J. Davis(4)	25,000	10.46	2.10	8/20/2003	0	0

(1)	Based on an aggregate of 238,999 shares of Common Stock that are subject to options granted to employees during fiscal 2004 (including executive officers).

(2)	The term of each option grant is generally ten years from the date of grant. The options may terminate before their expiration dates if the option holder’s status as an employee is terminated or upon the option holder’s death or disability. The Company’s bylaws prohibit repricing of options without stockholder approval.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent either historical appreciation or the Company’s estimate or projection of the Company’s future Common Stock prices.

(4)	Mr. Davis ceased employment with the Company on May 20, 2003. Mr. Davis’ issued and outstanding options terminated on August 20, 2003.

      Option Exercises in Fiscal Year 2004. The following table shows for the fiscal year ended January 31, 2004 certain information regarding options exercised by and held at year-end by the Named Executive Officers:

Aggregated Option Exercises Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In the Money Options at
	Shares		Options at January 31, 2004		January 31, 2004(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Howard J. Nellor	0	$0	80,000	50,000	$66,600	$30,000
William R. Neil	0	0	172,812	50,938	221,168	31,257
Denis W. Retoske	0	0	146,250	26,250	204,375	16,675
Steve J. Robinson	0	0	12,500	37,500	13,250	39,750
Eric Random	25,000	60,750	120,812	50,938	189,588	68,757
Ronald J. Davis(3)	54,990	83,183	0	0	0	0

(1)	Determined by calculating the spread between the market value of our Common Stock on the date of exercise and the exercise price of the options.

(2)	Based on the closing price of our Common Stock on February 2, 2004 of $2.59.

(3)	Mr. Davis ceased employment with the Company on May 20, 2003. Mr. Davis’ issued and outstanding options terminated on August 20, 2003.

Executive Agreements

      Change in Control Severance Agreements. Upon the recommendation of the Compensation Committee, the Board of Directors approved change in control severance agreements for certain of the Company’s executive officers effective as of October 10, 2003. The change in control severance agreements provide each of our seven executive officers with enhanced benefits in the case of a change in control and: (i) the executive is terminated within eighteen (18) months following the change in control, other than for cause, or (ii) the executive terminates his employment for good reason (as defined) within 18 months following the change in control or (ii) such change in control is consummated (A) with a party with whom the Company has entered into a non-disclosure agreement for the purpose of consummating a change in control transaction while the executive was employed by the Company and (B) within one (1) year following the termination of the executive’s employment by the Company without cause (as defined). Upon such events, the executives are entitled to severance compensation and benefits, including those set forth below.

•	A lump sum payment equal to one (or two for the chief executive officer only) times base salary.

•	A lump sum payment equal to either one (or two for the chief executive officer only) times bonus at expected value.

•	Full vesting of unvested stock options.

•	Continued medical and dental insurance benefits substantially similar to those provided to the executive and his eligible family members for either one or two years, depending upon the participant.

      Each change in control severance agreement was effective as of October 10, 2003 and terminates on October 10, 2006; provided, however, that the agreements automatically extend for one additional year on October 10, 2006 and on each subsequent October 10, unless either the executive or the Company elects not to so extend the term of the agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect.

      If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the agreements or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made.

      Transaction Incentive Plan. As software companies in the printing segment continue to consolidate, the Company believes it is important to be prepared for the possibility of a sale of all of the Company, part of the Company or substantially all of the assets of the Company. In order to be prepared should a transaction opportunity present itself or become necessary, the Board of Directors has adopted a transaction incentive plan in order to incentivize our Chief Executive Officer, Chief Financial Officer and General Counsel to complete a corporate transaction, align such executives’ interests to maximize stockholder value, directly tie the payout to the transaction value and compensate such executives for prior salary adjustments and periodic stock option grants that were not made. The term of the transaction incentive plan is through January 31, 2007. Pursuant to the transaction incentive plan, upon a change in control (as defined), the Chief Executive Officer, Chief Financial Officer and General Counsel will receive up to 50%, 35% and 15%, respectively, of the bonus pool; the bonus pool will equal 5% of the enterprise value, which is the transaction value (the fair market value of the per share consideration received by the Company/stockholders upon the change in control multiplied by the number of our shares of Common Stock outstanding as of the change in control) minus $23,100,000. The participants in the transaction incentive plan must be employed by the Company upon the change in control in order to receive the benefits of the transaction incentive plan, except in the case of death or disability the executive is eligible to receive 75% of the payout amount.

      If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the agreements or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made.

Equity Compensation Plan Information

      The following table provides aggregate information regarding the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of Peerless’ equity compensation plans as of January 31, 2004.

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,081,692 (1)	$2.70 (1)	1,050,288
Employee stock purchase plan approved by security holders	N/A	N/A	883,121
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,081,692 (1)	$2.70 (1)	1,933,409

(1)	Excludes 20,727 outstanding options with a weighted average exercise price of $0.82 per share assumed by the Company in connection with the merger of Auco, Inc. (re-named Netreon, Inc.), with and into the Company in June 1999. The plan governing these options was terminated as to future option grants as of the time of the merger.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

      The fees billed by Ernst & Young LLP, our independent public accountants, during or with respect to the fiscal years ended January 31, 2003 and January 31, 2004 were as follows:

      Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended January 31, 2003 and January 31, 2004, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the applicable quarters, and performance of statutory audits for the applicable year were approximately $285,500 and $325,600, respectively. Approximately $9,900 and $7,400, respectively, of these fees were paid for review of the proxy and registration statements.

      Audit-Related Fees. The aggregate fees billed for services rendered by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements for the years ended January 31, 2003 and January 31, 2004 were approximately $31,900 and $38,700, respectively, of which approximately $22,900 and $22,600, respectively, were fees paid for the audit of the Company’s 401(k) Plan and approximately $9,000 and $4,800, respectively, for certain advisory services relating to corporate governance and the Sarbanes-Oxley Act. In the year ended January 31, 2004, approximately $11,300 of the $38,700 were fees paid for advisory services in connection with other accounting matters.

      Tax Fees. The aggregate fees billed for tax compliance, tax advice and tax planning were approximately $71,200 and $65,500 for the years ended January 31, 2003 and January 31, 2004, respectively. Approximately $24,600 and $16,600, respectively, of these fees were paid for certain advisory services relating to our divestiture and sale of Netreon.

      All Other Fees. During the years ended January 31, 2003, and January 31, 2004, we paid approximately $1,000 and $2,700, respectively, for subscriptions to Ernst & Young LLP’s online service used for accounting research.

      The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provision of these services during fiscal 2004 is compatible with maintaining Ernst & Young LLP’s independence.

      Pre-Approval Policy. The Audit Committee has a pre-approval policy that is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by the independent auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor.

      Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by our Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and 10% stockholders. The Company believes that, during the fiscal year ended January 31, 2003, all of the executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements, except for Alan D. Curtis, an officer of the Company, who filed a late Form 4 with respect to one transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee currently consists of Messrs. Barrett (Chairman), Cole and Rotherham. No member of the Compensation Committee has served as one of the Company’s officers or employees at any time. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

      The Compensation Committee of our Board of Directors (herein this report, the “Committee”) is pleased to present its annual report, which is intended to update stockholders on the development of our executive compensation program. This report summarizes the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the chief executive officer, executive officers and senior management was determined for the fiscal year ended January 31, 2004.

      During the 2004 fiscal year, the members of the Committee were Robert G. Barrett (Chairman), Louis C. Cole and Robert L. North. The Committee’s responsibilities include oversight, development and administration of the total compensation program for executive officers, senior management and other key executives, and administration of the incentive, equity and employee benefit plans. The Committee is directly responsible for the compensation of our Chief Executive Officer. The Committee held seven meetings during the fiscal year 2004.

Executive Compensation Philosophy

      In designing the Company’s compensation programs, we follow our belief that compensation should reflect the value created for stockholders while supporting our business strategies and long-range plans and the markets we serve. The Committee reviews and determines the compensation of our executive officers based on a compensation program that reflects the following themes:

•	A compensation program that stresses our annual financial performance and increase in the Company’s value;

•	A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation based on objective performance measures;

•	A compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value; and

•	A compensation program that will attract, motivate and retain high quality employees who will enable us to achieve our strategic and financial performance goals.

      In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.

Executive Compensation Components

      The Company’s executive compensation package consists of three components: base salary and related benefits, annual cash performance incentives, and equity-based compensation incentives. On an annual basis the Committee, in conjunction with executive management, assesses the effectiveness of the overall program. The Committee also on a regular basis compares the compensation levels of the Company’s executives and the Company’s performance to the compensation received by executives and the performance of similar companies. The following is a discussion of the principal components of the executive compensation program for fiscal 2004, each of which is intended to serve our overall compensation philosophy.

      Base Salary and Benefits. Each officer’s salary is reviewed individually on an annual basis. Each executive officer receives a base salary and benefits based on competitive compensation information and his or her responsibilities and performance. The Committee also takes into account Company performance in setting salaries. In light of the Company’s financial performance in fiscal 2002 and as part of the Company’s cost reduction program, the Committee determined, after consultation with executive management, to decrease individual salaries of the Company’s executive officers, including the Chief Executive Officer, by 10% for fiscal 2003. In order to be prepared for a possible transaction opportunity presenting itself or becoming necessary, the Committee approved a transaction incentive plan in order to incentivize our Chief Executive Officer, Chief Financial Officer and General Counsel to align such executives’ interests to maximize stockholder value.

      Performance Incentive Compensation. The Compensation Committee administers our annual management incentive cash bonus plan for executive officers and senior operations, sales and staff managers. The goal of the management incentive plan is to reward participants in proportion to Company performance and/or our business unit/region for which they have a direct impact, adjusted for individual performance. In the beginning of fiscal 2004, the Committee established bonus compensation formulas for the executive officers based, in part, on the Company meeting certain objective quarterly and fiscal revenue targets. Maximum bonuses payable ranged, based on position, from $35,000 to $75,000 for executive officers other than the CEO, and a maximum bonus of $150,000 for our CEO. At fiscal 2004 year-end, the Committee determined the extent to which revenue targets were met and further evaluated individual performance, and adjusted bonuses accordingly. Based on this review and the Company not meeting its pre-determined targets, the Committee did not grant performance bonus incentives for the executive officers.

      Long-Term Incentive Compensation. The primary purpose of our long-term incentive compensation is to encourage and facilitate personal stock ownership by the executive officers and thus strengthen their personal commitments to the Company and provide a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officer’s interests with those of our other stockholders. Our primary form of long-term incentive compensation is through stock option grants. The ultimate value of any stock option is based solely on the increase in value of the shares of our Common Stock over the grant price. The Committee grants stock options with exercise prices equal to the fair market value of our Common Stock on the date of grant. Accordingly, stock options have value only if our stock price appreciates from the date of grant. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title.

CEO Compensation

      In March 2003, the Committee, after consultation with the CEO, decided to keep Mr. Nellor’s salary the same as in fiscal 2003 for fiscal 2004.

Audit Committee Chairperson Compensation

      In May 2004, the Compensation Committee reviewed competitive practices of selected peer companies and emerging trends in the compensation of audit committee members and, in particular, chairpersons of audit committees. After such review and evaluation, the Committee determined that the existing compensation paid to the Company’s Audit Committee Chairman (the “Audit Chairman”) is less than competitive and should be enhanced (i) in light of the heightened scrutiny created by the Sarbanes-Oxley Act of 2002 (the “Act”), (ii) the additional work performed by the Audit Chairman to comply with the Act, and (iii) the emerging trend with respect to higher compensation paid to individuals serving as chairmen of public company audit committees. The Compensation Committee, therefore, approved an annual retainer to be paid the Audit Chairman in the amount of $15,000; this retainer is in lieu of any further compensation for Audit Committee service. The Compensation Committee believes that this modification is advisable to better attract and retain qualified and talented directors and to ensure that the Audit Chairman is appropriately compensated for his work and responsibilities.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to each of the Named Executive Officers in a taxable year. Options granted with exercise prices at least 100% of fair market value are intended to qualify under the Incentive Plan as “performance-based compensation.” Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee believes that, with respect to the application of Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million.

The Compensation Committee

Robert G. Barrett (Chairman)
Louis C. Cole
Robert L. North (Resigned May 9, 2004)
Thomas G. Rotherham (Member since May 10, 2004)

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee has a written charter that has been approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements and the Company’s critical accounting policies in the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2004 with management, who have the primary responsibility for the financial statements and the reporting process. As part of its review, the Committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with Ernst & Young LLP, the Company’s independent auditor, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted accounting principles and SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent auditor the auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditor’s independence.

      The Committee discussed with Ernst & Young LLP the overall scope and plans for their audits. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four such meetings with Ernst & Young LLP during the fiscal year ended January 31, 2004.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent auditor for fiscal year ending January 31, 2005.

The Audit Committee

Robert L. North (Chairman through May 9, 2004)
Thomas G. Rotherham (Chairman since May 10, 2004)
Robert G. Barrett
Louis C. Cole

PERFORMANCE MEASUREMENT COMPARISON

      The following chart shows a five-year comparison of cumulative returns, calculated on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (United States Companies) and the Media General Software Applications Index. The Company will continue to use the Media General Software Applications Index in the future. The Media General Software Applications Index is comprised of 125 leading software application companies, as determined by Media General Financial Services. The graph assumes that $100 was invested in each of the Common Stock, the Nasdaq Stock Market and the Media General Software Applications Index on February 1, 1999.

CODE OF BUSINESS CONDUCT AND ETHICS

      The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees. Our Code of Business Conduct and Ethics, as applied to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers is intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. A copy of our Code of Business Conduct and Ethics is available on the Company’s website at www.peerless.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to the Company. The Company intends to timely disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics applicable to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers on our website at www.peerless.com within 5 business days or as otherwise required by the SEC or Nasdaq.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      It is currently contemplated that our 2005 Annual Meeting of Stockholders will be held on or about June 23, 2005. Proposals by stockholders to be presented at the Company’s 2005 annual meeting must be received by the Company no later than January 21, 2005, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting. Furthermore, pursuant to the Company’s Bylaws, proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act may be considered untimely and ineligible to properly come before the Company’s 2005 annual meeting if such proposal is not submitted between 60 and 90 days prior to June 24, 2005.

      PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

INCORPORATION BY REFERENCE

      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

AVAILABLE INFORMATION

      The Company is required to file annual, quarterly and special reports and other information with the SEC. You can read the Company’s filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document filed with the SEC, or obtain copies of the documents at prescribed rate at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are also available at the office of the Nasdaq Stock Market, Inc. For further information on obtaining copies of the Company’s public filings at the Nasdaq Stock Market, you should call (212) 656-5060. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 filed with the SEC is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

By Order of the Board of Directors

Denis W. Retoske
Vice President, General Counsel and Secretary

May 21, 2004

ANNEX A

AUDIT COMMITTEE CHARTER

of the Audit Committee
of Peerless Systems Corporation

      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Peerless Systems Corporation (the “Company”) on November 24, 2003.

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

      The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be experts in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management and with the independent auditor.

      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing: (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

      4. Meetings with Management, the Independent Auditor.

(i) The Committee shall meet with management, the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities

      8. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      9. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

      10. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

      11. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

      12. The Committee shall request assurances from management and the independent auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

      13. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

      14. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

      15. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      16. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

      17. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

      18. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

      19. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

PEERLESS SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

June 24, 2004
2:00 p.m.
2381 Rosecrans Avenue
El Segundo, CA 90245

Peerless Systems Corporation 2381 Rosecrans Avenue El Segundo, CA 90245	proxy

The undesigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 24, 2004 and appoints Howard J. Nellor and Denis W. Retoske, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, .001 par value per share, of Peerless Systems Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on June 24, 2004 at 2:00 p.m. (Pacific Daylight Time) at 2381 Rosecrans Avenue, El Segundo, California 90245, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted “FOR” all nominees and item 2.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSAL.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Central Daylight Time) on June 23, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/prls/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (Central Daylight Time) on June 23, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Peerless Systems Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Each of the Nominees and Item 2.

1.	Election of directors:	01 Robert G. Barrett 02 Louis C. Cole	03 Howard J. Nellor 04 Thomas G. Rotherham	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of selection of Ernst & Young LLP as Independent Auditor	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSAL.

Address Change? Mark Box      ☐      Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.